SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

 Date of Report (date of earliest event reported): October 6, 2008

SARS CORPORATION

 (Exact name of registrant as specified in its charter)

Nevada	000-51046	33-0677545
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer I.D. Number)

601 108th Ave NE Suite 1908
Bellevue, WA 98004
 (Address of principal executive offices)

Registrant’s telephone number, including area code: 866-276-7277

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02                      Termination of a Material Definitive Agreement

On October 1, 2008, SARS Corporation, a Nevada corporation (“SARS” or the “Registrant”) terminated and rescinded the asset purchase agreement (the “Agreement”), between SARS through its United Kingdom subsidiary, Jinkhold, Ltd. (“Jinkhold”), and Andronics, Ltd., a company formed under the laws of Northern Ireland (“Andronics”).  The Agreement was entered into on October 26, 2007.  The terms of the Agreement are set forth in Exhibit 10.1.

SARS rescinded the Agreement after Andronics (i) failed to meet numerous obligations set forth in the Agreement; (ii) failed to disclose certain material operational, financial, and technological information that caused a breach of the Agreement; and (iii) repeatedly represented to SARS and SARS management that the Agreement had not been “closed,” at any point in time.

Under the Agreement, SARS was to purchase certain assets of Andronics for the following consideration: (i) assumption of certain liabilities; (ii) 50,000 shares of SARS common stock; and (iii) convertible debentures totaling $722,000 USD.  The Agreement contained a number of provisions surrounding the obligations and responsibilities of Andronics, including the following sections (i) 9.2, Obligations of Seller at the Closing; (ii) 10 Seller’s Obligation Prior to Closing; (iii) 12.3,  Financial Statements; and (iv) 16, Conditions Precedent to Purchaser’s Obligations.

Pursuant to the terms of the Agreement, SARS transferred 50,000 shares of SARS common stock to Andronics (See Exhibit 10.2), provided a convertible debenture to Andronics in the amount of $722,000.00 (see Exhibit 10.3), and assumed responsibility for specifically disclosed Andronics liabilities.

Andronics management, however, has continually refused to provide SARS with information required by the terms of the Agreement, including financial information necessary for SARS to meet its reporting requirements.  Andronics management has also failed to disclose the condition of certain operational, technical, and financial matters that has had a material adverse effect on the Registrant’s ability to conduct its business.  Finally, Andronics’ management has continually represented that they do not believe that the Agreement has ever closed, as evidenced by the email correspondence between Andronics Director Robert Andrews, and SARS management in Exhibit 10.4.

Accordingly, because Andronics either has not fulfilled its obligations pursuant to the above referenced sections of the Agreement, or failed to disclose certain material operational, financial, and technical information, and because Andronics refuses to disclose information contemplated under the Agreement that is necessary in order for SARS to meet its filing requirements under the rules and regulations of the Securities and Exchange Commission, SARS management has determined that the APA must be rescinded.  Accordingly, the board of directors of SARS rescinded the Agreement effective October 1, 2008, to protect SARS from future unknown costs and liabilities stemming from Andronics’ non-performance and from the information Andronics refuses to divulge pursuant to the Agreement.

Item 9.01 Financial Statements and Exhibits

Please see the exhibit index following the signature page.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 7, 2008

SARS CORPORATION

By:	/s/ Chris Wain
Chris Wain Chief Executive Officer

Exhibit Index

Exhibit Number:	Description:
10.1	Andronics Asset Purchase Agreement
10.2	Stock Certificate to Andronics for 50,000 shares of SARS common Stock
10.3	Promissory Note to Andronics for $722,000.00
10.4	Email Correspondence